UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

Abercrombie & Fitch Co.
(Exact name of registrant as specified in its charter)

Delaware						1-12107	31-1469076
(State or other jurisdiction of incorporation or organization)						(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path	,	New Albany	,	Ohio			43054
(Address of principal executive offices)							(Zip Code)

Registrant’s telephone number, including area code					(614)	283-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	ANF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to Increase the Number of Authorized Shares

At the Annual Meeting of Stockholders of Abercrombie & Fitch Co. (the “Company”) held on June 8, 2022 by means of remote communication (the “Annual Meeting”), the Company’s stockholders approved an amendment (the “LTIP Amendment”) to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates (the “2016 Associates LTIP”) for the sole purpose of increasing the number of shares of the Company’s Class A Common Stock, $0.01 par value (the “Common Stock”) authorized for issuance under the 2016 Associates LTIP by 315,000 shares. The LTIP Amendment previously had been approved, subject to stockholder approval, by the Board of Directors of the Company on April 18, 2022.

A description of the material terms of the 2016 Associates LTIP, as amended by the LTIP Amendment, can be found in “Proposal 3 – Approve an Amendment to the 2016 Long-Term Incentive Plan for Associates to Increase the Number of Authorized Shares” of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2022 (the “Proxy Statement”), which description is incorporated herein by reference.

The foregoing description and the description incorporated by reference from the Proxy Statement are qualified in their entireties by reference to the 2016 Associates LTIP, as amended by the LTIP Amendment, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the close of business on April 11, 2022, the record date for the Annual Meeting, there were a total of 50,414,864 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 45,270,538 or 89.79%, of the outstanding shares of Common Stock entitled to vote were represented in person or by proxy and, therefore, a quorum was present.

At the Annual Meeting, the Company’s stockholders considered and voted on the matters listed below, each of which is described in greater detail in the Proxy Statement. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting.

Proposal 1 – Elect the Eleven Director Nominees Named in the Proxy Statement to Serve Until the 2023 Annual Meeting of Stockholders

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Kerrii B. Anderson	40,753,402	1,031,259	184,626	3,301,251
Terry L. Burman	41,553,653	239,249	176,385	3,301,251
Felix J. Carbullido	41,559,275	232,264	177,748	3,301,251
Susie Coulter	41,690,428	102,455	176,404	3,301,251
Sarah M. Gallagher	41,314,883	478,697	175,707	3,301,251
James A. Goldman	41,095,258	697,614	176,415	3,301,251
Michael E. Greenlees	41,061,607	730,615	177,065	3,301,251
Fran Horowitz	41,693,016	99,580	176,691	3,301,251
Helen E. McCluskey	41,469,482	323,369	176,436	3,301,251
Kenneth B. Robinson	41,622,934	169,174	177,179	3,301,251
Nigel Travis	41,245,186	546,680	177,421	3,301,251

As a result of the vote disclosed above, each of the eleven director nominees listed above was duly elected to serve for a one-year term expiring at the Company’s 2023 Annual Meeting of Stockholders.

Proposal 2 – Approve, on a Non-Binding, Advisory Basis, the Compensation of the Company’s Named Executive Officers for Fiscal 2021 (“Say on Pay”)

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,354,365	432,981	181,941	3,301,251

As a result of the vote disclosed above, the non-binding, advisory resolution to approve the Company’s named executive officer compensation as reported in the Proxy Statement was duly approved by the stockholders of the Company.

Proposal 3 – Approve an Amendment to the 2016 Long-Term Incentive Plan for Associates to Increase the Number of Authorized Shares

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,701,951	2,086,412	180,924	3,301,251

As a result of the vote disclosed above, the LTIP Amendment to increase the number of shares of Common Stock authorized for issuance under the 2016 Associates LTIP by 315,000 shares was duly approved by the stockholders of the Company.

Proposal 4 – Ratify the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2022

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,714,960	3,377,812	177,766	N/A

As a result of the vote disclosed above, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2023 was duly ratified by the stockholders of the Company.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates (as amended on June 8, 2022) (Filed herewith)

104	Cover Page Interactive Data File - the cover page Inline XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abercrombie & Fitch Co.

Date:	June 9, 2022	By:	/s/ Gregory J. Henchel
Gregory J. Henchel
Executive Vice President, General Counsel and Corporate Secretary